UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2025

ArrowMark Financial Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	811-22853	90-0934878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Fillmore Street, Suite 325, Denver, Colorado	80206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 398-2929

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BANX	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 o this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 25, 2025, ArrowMark Financial Corp. (the “Company”) received a letter from Nasdaq in response to the Company’s notification to Nasdaq that Mr. Michael Stolper, who was an independent director and member of the Company’s Audit Committee, had passed away on March 21, 2025.  As a result, the Company has only two independent directors serving on its Audit Committee and is not in compliance with Nasdaq’s audit committee composition requirement of three independent directors as set forth in Nasdaq Listing Rule 5605(c).

Consistent with Listing Rule 5605(c)(4), Nasdaq has provided the Company a cure period in order to regain compliance (i) until the earlier of the Company’s next annual shareholders’ meeting or March 21, 2026, or (ii) if the next annual shareholders’ meeting is held before September 17, 2025, then the Company must evidence compliance no later than September 17, 2025.

The Company was expecting the letter from Nasdaq and the Nominating and Governance Committee of the Board of Directors is currently seeking to identify a suitable candidate for appointment to the Board of Directors who will satisfy the independence requirements for serving on the Company’s audit committee. The Company anticipates that it will be able to identify and appoint a suitable candidate prior to September 17, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROWMARK FINANCIAL CORP.
Date: March 28, 2025
By: /s/ Patrick J. Farrell
Name: Patrick J. Farrell
Title: Chief Financial Officer